Exhibit 2.17

ANNEX 20

(CVM Instruction No. 481/09)

RIGHT OF WITHDRAWAL

1. Describe the event that gave or will give rise to the withdrawal and its legal basis

Answer: The partial split-off of Telemar Norte Leste S.A. (“TMAR” or the “Company”) with the acquisition of the split off portion by Coari Participações S.A. (“Coari”) followed by the share exchange between TMAR and Coari (the “Split-Off/Merger of Shares”) included in the corporate reorganization of Tele Norte Leste Participações S.A., TMAR, Coari and Brasil Telecom S.A., will give the shareholders of TMAR withdrawal rights, under the terms of article 137, preamble together with article 136, IV of Law No. 6,404/76 (“Brazilian Corporation Law”).

2. Indicate which shares and classes will be subject of withdrawal

Answer: The common and class A and class B preferred shares of TMAR will confer on their holders withdrawal rights.

3. Indicate the date of the first publication of the call notice for the shareholders’ meeting, as well as the date of the communication of the material fact referring to the deliberation that gave of will give rise to withdrawal

Answer: The Material Fact that announced the transaction that will give rise to the right of withdrawal was released on May 24, 2011, and published on May 25, 2011. The call notice for the shareholders’ meeting that will decide on the transaction was first published on January 25, 2012.

4. Indicate the period for exercising the right of withdrawal and the date that will be considered for the purpose of determining which shareholders have the right of withdrawal

Answer: The right of withdrawal will only be ensured with respect to shares that were held, demonstrably, since before market opening on May 24, 2011, the date of release of the Material Fact that informed the market of the transaction, and maintained by the shareholder, uninterrupted, until the effective date of the exercise of the withdrawal right. The period for exercising the withdrawal right will be 30 days from the date of publication of the publication of the minutes of the shareholders’ meeting of TMAR that approves Split-Off/Merger of Shares.

Further details about exercising the right of withdrawal by the shareholders of TMAR will be released in a Notice to Shareholders to be communicated in due time, after the approval of the Split-Off/Merger of Shares by the meeting of the shareholders of TMAR.

5. Indicate the value to be reimbursed per share or, if it is not possible to determine in advance, indicate management’s estimate of this value

Answer: The amount to be reimbursed for shares issued by TMAR subject to withdrawal rights will be R$74.39 per share.

6. Indicate the method used to calculate the reimbursement amount

Answer: Pursuant to article 12 of the Bylaws of TMAR, dissenting shareholders at the general shareholders’ meeting of TMAR to decide on the Split-Off/Merger of Shares will have the right to be reimbursed for their shares, at the economic value per share of TMAR, determined by an financial-economic valuation report of TMAR prepared, in an independent manner, by Banco BNP Paribas Brasil S.A. (“BNP Paribas”), based on the date of September 30, 2011, which is available on the IPE System.

7. Indicate if the shareholders have the right to request a special balance sheet

Answer: Given that the withdrawal is calculated on the basis of an economic valuation report of TMAR, the requirement to produce a special balance sheet is not applicable.

8. If the reimbursement amount is determined by valuation, list the experts or specialized companies recommended by management

Answer: Pursuant to article 45, paragraphs 3 and 4 of Brazilian Corporation Law, the Board of Directors of TMAR, in a meeting held on October 17, 2011, after sending letters of invitation to various institutions to submit proposals for the purpose of determining the amount to be reimbursed to its shareholders in the Split-Off/Merger of Shares, unanimously approved, the nomination of Banco Santander (Brasil) S.A., BNP Paribas and Banco Fator S.A. to comprise a list of three valuation companies, seeking to prepare the economic valuation of the shares of TMAR to determine the amount to be reimbursed to its shareholders, as well as approve the call notice to the general shareholders’ meeting to decide on such evaluator.

On November 3, 2011, the general shareholders’ meeting of TMAR approved the hiring of BNP Paribas Brasil S.A. in order to prepare the financial-economic valuation report of TMAR, to determine the amount of reimbursement to be paid to the dissenting shareholders of TMAR that will decide on the Split-off/Merger of Shares.

9. In case of a merger, share exchange or combination involving controlling shareholders, subsidiaries or companies under common control

a. Calculate the exchange ratios of shares based on net asset value at market prices or another criterion accepted by the CVM

Answer: The valuations of net asset value at market prices of TMAR and Coari were prepared by Apsis Consultoria Empresarial Ltda., following the same criteria and based on the date of June 30, 2011, and had as a result, exclusively for the purposes of article 264 of Brazilian Corporation Law, an exchange ratio of 0.015398 shares issued by Coari for each share issued by TMAR.

b. Indicate if the exchange ratios provided in the protocol of the transaction are less advantageous than those calculated according to item 9(a) above

Answer: The exchange ratio of shares provided in the Protocol and Justification for the Merger of TNL is more advantageous than that calculated pursuant to item 9(a) above. The exchange ratio proposed for the transaction in the protocol is one common share of Coari for every one common share of TMAR and of one preferred share of Coari for every one preferred share of TMAR.

c. Indicate the reimbursement amount based on net asset value at market prices or another criterion accepted by the CVM

Answer: For the reason explained in item 9(b) above, the dissenting shareholders at the general shareholders’ meeting of TMAR that will decide on the Split-off/Merger of Shares may not opt to be reimbursed for their shares on the basis of net asset value at market prices.

10. Indicate the equity value of each share determined in accordance with the last approved balance sheet

Answer: The last balance sheet approved by a shareholders’ meeting has a base date of December 31, 2010, and the equity value per share of TMAR was R$42.70.

11. Indicate the price of each class or type of shares which are subject to withdrawal in markets in which they are traded, identifying:

i. Low, average and high price for each year, for the last 3 (three) years

TMAR5

2009:

Low: 39.72

Average: 50.58

High: 64.72

2010:

Low: 41.68

Average: 47.88

High: 61.54

2011:

Low: 35.54

Average: 48.51

High: 60.70

TMAR6

2009:

Low: 35.55

Average: 38.53

High: 42.59

2010:

Low: 38.41

Average: 40.50

High: 42.59

2011:

Low: 39.70

Average: 44.98

High: 51.53

TMAR3

2009:

Low: 44.13

Average: 57.74

High: 69.72

2010:

Low: 46.38

Average: 57.96

High: 69.72

2011:

Low: 50.00

Average: 62.62

High: 76.97

ii. Low, average and high price of each quarter, for the last 2 (two) years

TMAR5

1Q10:

Low: 47.07

Average: 52.46

High: 61.54

2Q10:

Low: 41.68

Average: 47.50

High: 53.63

3Q10:

Low: 42.73

Average: 45.55

High: 50.64

4Q10:

Low: 43.21

Average: 46.22

High: 48.22

1Q11:

Low: 46.79

Average: 49.08

High: 54.58

2Q11:

Low: 50.85

Average: 55.25

High: 60.70

3Q11:

Low: 38.61

Average: 44.37

High: 51.50

4Q11:

Low: 35.54

Average: 45.52

High: 59.59

TMAR6

1Q10:

Low: 42.59

Average: 42.59

High: 42.59

2Q10:

Low: 42.59

Average: 42.59

High: 42.59

3Q10:

Low: 38.41

Average: 40.09

High: 42.59

4Q10:

Low: 38.41

Average: 40.29

High: 41.32

1Q11:

Low: 41.32

Average: 44.26

High: 47.68

2Q11:

Low: 47.68

Average: 50.09

High: 51.53

3Q11:

Low: 39.70

Average: 44.19

High: 51.53

4Q11:

Low: 39.70

Average: 39.70

High: 39.70

TMAR3

1Q10:

Low: 53.45

Average: 61.91

High: 69.72

2Q10:

Low: 46.38

Average: 53.53

High: 65.82

3Q10:

Low: 56.17

Average: 60.32

High: 65.85

4Q10:

Low: 55.88

Average: 59.22

High: 61.39

1Q11:

Low: 56.86

Average: 63.19

High: 69.27

2Q11:

Low: 63.10

Average: 71.44

High: 76.97

3Q11:

Low: 52.00

Average: 57.09

High: 64.00

4Q11:

Low: 50.00

Average: 54.85

High: 56.99

iii. Low, average and high price of each month, for the last 6 (six) months

TMAR5

July/11:

Low: 44.20

Average: 47.01

High: 51.50

August/11:

Low: 41.55

Average: 44.15

High: 46.00

September/11:

Low: 38.61

Average: 41.97

High: 46.70

October/11:

Low: 35.54

Average: 40.74

High: 47.90

November/11:

Low: 40.10

Average: 48.40

High: 59.59

December/11:

Low: 43.84

Average: 47.32

High: 51.96

TMAR6

July/11:

Low: 45.01

Average: 47.18

High: 51.53

August/11:

Low: 45.01

Average: 45.01

High: 45.01

September/11:

Low: 39.70

Average: 41.47

High: 45.01

October/11:

Low: 39.70

Average: 39.70

High: 39.70

November/11:

Low: 39.70

Average: 39.70

High: 39.70

December/11:

Low: 39.70

Average: 39.70

High: 39.70

TMAR3

July/11:

Low: 59.05

Average: 60.70

High: 64.00

August/11:

Low: 58.00

Average: 58.34

High: 59.01

September/11:

Low: 52.00

Average: 54.66

High: 57.99

October/11:

Low: 53.99

Average: 55.76

High: 56.99

November/11:

Low: 50.00

Average: 54.51

High: 56.99

December/11:

Low: 54.50

Average: 54.50

High: 54.50

iv. Average price for the last 90 (ninety) days

TMAR5

Average: 28.25

TMAR6

Average: 39.70

TMAR3

Average: 54.96